AMENDMENT NO. 1 TO THE

THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO THE THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT(this “Amendment”) is hereby entered into among1st United Bancorp, Inc., a business corporation organized and operating under the laws of the State of Florida (the “Company”), 1st United Bank, a commercial bank organized and operating under the laws of the State of Florida (the “Bank”), and the undersigned executive (“Executive”) as of July 23, 2013 (the “Effective Date”).

WITNESSETH:

WHEREAS, Executive and the Company entered into that certain Third Amended and Restated Employment Agreement dated as of January 24, 2012 (the “Agreement”); and

WHEREAS, each of Executive and the Company desire to amend the Agreement as provided in this Amendment; and

WHEREAS, the Executive is willing to serve the Company and the Bank on the terms and conditions hereinafter set forth.

NOW, THEREFORE,in consideration of the Executive’s employment and the mutual covenants herein contained, the Company, the Bank and the Executive hereby agree that the terms of the Agreement are hereby modified and, to the extent inconsistent with the terms of the Agreement, superseded as follows:

1.                  Amendment to Exhibit C. Exhibit C to the Agreement is hereby deleted in its entirety and replaced with the new Exhibit C attached hereto.

2.                  Capitalized Terms. Capitalized terms herein shall have the meanings ascribed to them in the Agreement except as otherwise expressly provided in this Amendment.

3.                  Effect of Amendment. Except and to the extent modified by this Amendment, the provisions of the Agreement shall remain in full force and effect and are hereby incorporated into and made a part of this Amendment as if fully stated herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Bank have caused this Agreement to be executed and the Executive has hereunto set his hand, all as of the day and year first above written.

1ST UNITED BANCORP, INC.:

By:	/s/John Marino
Name:	John Marino
Title:	President and Chief Financial Officer

1ST UNITED BANK:

By:	/s/John Marino
Name:	John Marino
Title:	Chief Financial Officer and Chief Operating Officer

EXECUTIVE:

Name:	/s/ Warren S. Orlando

EXHIBIT C

Equity Award Program for Founding FUBC NEOs

  Annual equity award opportunity:
    Each founding NEO will have an annual equity award “opportunity” equivalent to 50% of highest base compensation among the founding NEOs in the form of stock grants with 10 year vesting, awarded at fair market value as of the close of business on the last business day of February in the calendar year immediately following the fiscal year in question (provided, however, that if the Company's Form 10-K is not yet filed with the SEC as of such last business day, then the valuation date shall be the seventh (7th) day after the date on which such Form 10-K is filed by the Company with the SEC), conditional upon the attainment of certain performance measures defined below
  Corporate Performance Measures (100%):
I.	Financial Performance (75%)
a.	Relative 3 year Total Shareholder Return (“TSR”) in relation to the Benchmark Group (20% of the 75%) (Goal is 100% or more of Benchmark Group)
b.	Adjusted pre-tax net income budget achievement (30% of the 75%)
c.	Non-performing asset/asset ratio to Benchmark Group mean (uncovered assets) – (20% weight of the 75%) (Goal is 100% or less of Benchmark Group average for the four quarters ended Q3)
d.	Net interest margin compared to Benchmark Group mean (20% weight of the 75%) (Goal is 100% or more of Benchmark Group average ratio at September 30)
e.	Efficiency ratio to Benchmark Group mean (10% weight of the 75%) (Goal is 100% or less of Benchmark Group average ratio for the four quarters ended Q3)
II.	Operational Performance (25%)
a.	Annual Bank Safety and Soundness Examination rating for calendar year (75% weight of the 25%) (Goal will be established each year by the Compensation Committee)
b.	Specialty area examination results FDIC Loss Share, BSA, CRA, IT (25% weight of the 25%) (Goal will be established each year by the Compensation Committee)
  Measurement Method:

The NEO’s score is determined by calculating the percent achievement for each of the Corporate Performance and Individual Performance factors.

  Example: The FUBC CEO and 1st United Bank President and CEO earned $350,000 as a base salary and therefore had a $175,000 annual equity award opportunity.
I.	Financial Performance – 75% weight (or $131,250 in stock grant value opportunity)

a.	Relative 3 year TSR Achievement – 20% weighted (Example: 1st United Bancorp achieves 100% of TSR against Benchmark group x 20% - opportunity = $26,250)
b.	Pre-tax Net Income Budget achievement – 30% weight (Example: 1st United Bancorp achieves 85% of fiscal year budget goal x 30% of opportunity =$33,468). The Company’s consolidated net income before taxes for each such fiscal year shall be defined as excluding extraordinary items as defined in APB #30 (or any successor bulletin) and excluding restructuring charges and other integration and reorganization expenses and charges relating to mergers, acquisitions or transactions of similar effect for financial reporting purposes. If pre-tax net income for a given fiscal year is less than 50% of budget, the executives will earn no equity award opportunity for this budget achievement component.
c.	NPA/Asset ratio to Benchmark Group – 20% weight (Goal is 100% or less of Benchmark Group average for the four quarters ended Q3) Example: 1st United Bancorp achieves NPA/Asset ratio for four quarters ended Q3 that meets goal therefore 20% of opportunity =$26,250).
d.	NIM compared to Benchmark Group – 20% weight (Goal is 100% or more of Benchmark Group average ratio at September 30) Example: 1st United Bancorp achieves NIM goal therefore 20% of opportunity =$26,250).
e.	Efficiency ratio to Benchmark Group – 10% weight (Goal is 100% or less of Benchmark Group average ratio for the four quarters ended Q3). Example: 1st United Bancorp achieves 110% of Benchmark average ratio for the four quarters ended Q3 therefore scores 90% of goal x 10% of opportunity =$11,813).
II.	Operational Performance (25% or $43,750 in stock grant value)
a.	Annual Bank Safety and Soundness Examination rating - 75% weight. Example: If the goal in a particular year is a composite 2 rating, and 1st United Bank achieves a composite 3, then $0; if a 2 = $32,813).
b.	Specialty area examination results (25% weight) for any and all of the following specialty examinations: FDIC Loss Share, BSA, CRA, IT (e.g., the score would be an equal weight to each of the specialty compliance exam scores (if all three are examined and goal achieved on each = $10,938). Note: If no specialty exams occur then 100% of the Operational Performance measures will rest on the outcome of the full annual safety and soundness examination).